SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LAMSON & SESSION CO

                    GAMCO INVESTORS, INC.
                                 4/02/03            2,700             5.3981
                                 4/02/03              500             5.5180
                    GABELLI ADVISERS, INC.
                                 3/14/03            2,000             3.7290
                                 3/03/03            1,300             3.1469
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 4/02/03           10,800             5.4700


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.